As filed with the Securities and Exchange Commission on September 19, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANTANDER HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Virginia	6035	23-2453088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75 State Street

Boston, Massachusetts 02109

(617) 346-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher K. Pfirrman

General Counsel

SANTANDER HOLDINGS USA, INC.

75 State Street

Boston, Massachusetts 02109

(617) 346-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicholas G. Demmo, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-172807

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$100,000,000	100%	$100,000,000	$11,460

(1)	The registrant previously registered an aggregate principal amount of $1 billion of Debt Securities on a Registration Statement on Form S-3 (Registration No. 333-172807). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of Securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the Securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-172807), for which a filing fee of $116,100 was previously paid, are being registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This registration statement relates to the same public offering of securities contemplated by the registration statement on Form S-3 (Registration No. 333-172807), effective on March 23, 2011, as amended by Post-Effective Amendment No. 1 thereto filed on July 6, 2012, effective on July 18, 2012 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of increasing the maximum aggregate offering price of our Debt Securities to be registered by $100,000,000. The information set forth in the Prior Registration Statement, including all exhibits, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on September 19, 2012.

SANTANDER HOLDINGS USA, INC.

By:	/s/ Jorge Morán
Name:	Jorge Morán
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 19, 2012.

/s/ Jorge Morán	*
Name: Jorge Morán Title: Director, President and Chief Executive Officer (Principal Executive Officer)	Name: Juan Guillermo Sabater Title: Senior Executive Vice President, Chief Financial Officer and Chief Administration Officer (Principal Financial Officer and Principal Accounting Officer)

Name: Jerry Grundhofer Title: Chairman of the Board	Name: José Antonio Alvarez Title: Director

Name: Thomas G. Dundon Title: Director	Name: Stephen Ferris Title: Director

Name: José Maria Fuster Title: Director	Name: Carlos Garcia Title: Director

*	*
Name: John Hamill Title: Director	Name: Marian Heard Title: Director

*	*
Name: Gonzala de Las Heras Title: Director	Name: Alberto Sánchez Title: Director

*	*
Name: Wolfgang Schoellkopf Title: Director	Name: Juan Andres Yanes Title: Director

*By:	/s/ Jorge Morán
Jorge Morán, Attorney-in-fact

EXHIBIT INDEX

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

5.2	Opinion of McGuireWoods LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.01)

23.3	Consent of McGuireWoods LLP (included in Exhibit 5.02)

24.1*	Power of Attorney

*	Previously filed.